[LETTERHEAD OF TANNER + CO.]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of this Registration Statement of Form 10-SB of our report dated February 19, 2000, relating to the financial statements of Cyber Equestrian, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.





/S/Tanner + Co.
Salt Lake City, Utah
August 29, 2000




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